Exhibit 10.1
WM. WRIGLEY JR. COMPANY
RESTRICTED STOCK PROGRAM
     Incorporated into and adopted under the Wm. Wrigley Jr. Company 1997 Management Incentive Plan, 2007 Management Incentive Plan, and any successor thereto
     1. Purpose. The purpose of this Restricted Stock Program (the “Program”) is to set forth certain provisions which shall be deemed a part of, and govern, restricted stock and restricted stock unit awards granted by the Wm. Wrigley Jr. Company, a Delaware corporation (the “Company”), under the terms of the Wm. Wrigley Jr. Company 1997 Management Incentive Plan, as amended, the Wm. Wrigley Jr. Company 2007 Management Incentive Plan, as amended, or any successor thereto (the “Plan"').
     2. Certain Definitions.
     (a) “Agreement” shall mean the written agreement evidencing an Award hereunder between the Company and a Participant.
     (b) “Associated Company” shall mean a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.
     (c) “Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award granted under this Program.
     (d) “Board” shall mean the Board of Directors of the Company.
     (e) “Change in Control” shall have the meaning as set forth in Section 11.2 of the Plan.
     (f) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (g) “Committee” shall have the meaning as set forth in Section 1.5 of the Plan.
     (h) “Common Stock” shall mean the common stock, without par value, of the Company.
     (i) “Disability” shall have the meaning specified in any long-term disability plan or arrangement maintained by the Company or, if no such plan or arrangement is then in effect, as determined by the Committee.
     (j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     (k) “Fair Market Value” shall mean the closing transaction price of a share of Common Stock, as reported on the New York Stock Exchange Composite Transactions on the applicable date or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported.

     (l) “Legal Representative” shall include an executor, administrator, legal representative, guardian or similar person.
     (m) “Participant” shall mean the recipient of an Award granted under this Program.
     (n) “Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met during the applicable Restriction Period or Performance Period as a condition to the vesting of the Participant’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such Award, or, in the case of a Restricted Stock Unit Award, to the Participant’s receipt of the shares of Common Stock subject to such Award or of payment with respect to such Award.
     (o) “Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an Award shall be measured and (ii) the conditions to vesting applicable to an Award shall remain in effect.
     (p) “Plan” shall have the meaning set forth in Section 1 of this Program.
     (q) “Program” shall have the meaning set forth in Section 1 of this Program.
     (r) “Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
     (s) “Restricted Stock Award” shall mean an award of Restricted Stock under this Program.
     (t) “Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be subject to the expiration of a specified Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.
     (u) “Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Program.
     (v) “Restriction Period” shall mean the period designated by the Committee during which (i) the shares of Common Stock subject to a Restricted Stock Award are (A) subject to the risk of forfeiture if specified vesting conditions are not satisfied and (B) may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Program or the Agreement relating to such Award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.
     3. Granting of Awards. The Committee may, in its discretion, grant Awards to such eligible persons as may be selected by the Committee. The Agreement relating to an Award shall specify whether the Award is a Restricted Stock Award or a Restricted Stock Unit Award. The Committee may, in its discretion, establish an applicable Performance Period and

Performance Measures which shall be satisfied or met as a condition to the grant or vesting of all or a portion of such Award. The Chief Executive Officer of the Company (the “CEO”) shall be authorized to grant Awards under the Program, and otherwise to act on behalf of the Committee hereunder in determining the terms of such Awards; provided, however, that the CEO shall not be authorized to take any action on behalf of the Committee with respect to Awards granted to: (i) any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at the time during the period an Award hereunder to such employee would be outstanding, or (ii) an officer or other person subject to Section 16 of the Exchange Act. The number of shares of Common Stock subject to the Awards granted by the CEO in any calendar year to any Participant shall not have a Fair Market Value as of the date of grant in excess of the Participant’s annual base salary in effect on such date. Following the completion of each calendar year, the CEO shall provide the Committee with an annual report summarizing the Awards granted by the CEO during such year, including the names of the Participants receiving such grant, the number of shares subject to each such grant and the reason for each such grant.
     4. Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall be subject to such additional terms and conditions, not inconsistent with the terms of this Program, as the Committee shall deem advisable.
     (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.
     (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Program, for the vesting of the shares of Common Stock subject to such Award (i) if the holder of such Award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if any specified Performance Measures are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such Award (x) if the holder of such Award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if any specified Performance Measures are not satisfied or met during a specified Performance Period, Except as otherwise provided by the Committee, the Restriction Period shall be not less than two years and shall be not more than five years.
     (c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 8, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such Award.

     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such Award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.
     5. Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Program, as the Committee shall deem advisable.
     (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.
     (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Program, for the vesting of such Restricted Stock Unit Award (i) if the holder of such Award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if any specified Performance Measures are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such Award (x) if the holder of such Award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if any specified Performance Measures are not satisfied or met during a specified Performance Period. Except as otherwise provided by the Committee, the Restriction Period shall be not less than two years and shall be not more than five years.
     (c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such Award may be settled in shares of Common Stock, including Restricted Stock, or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such Award. Prior to the settlement of a Restricted Stock Unit Award, the holder of such Award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such Award.
     6. Termination of Employment. Except as set forth in an Agreement:
     (a) Disability or Death. If a Participant’s employment by the Company terminates by reason of Disability or the Participant’s death, then all Awards held by such Participant shall become fully vested as of the effective date of the Participant’s termination of employment or the date of death, as the case may be.

     (b) Termination for Other Reasons. If a Participant’s employment by the Company terminates for any reason other than Disability or the Participant’s death, then the portion of each Award which is not vested as of the effective date of the Participant’s termination of employment shall be forfeited by the Participant and any unvested shares of Restricted Stock shall be transferred, without payment of any consideration to the Participant, to the Company (or its assignee or nominee).
     (c) Employment. For purposes of this Program, references to employment with the Company shall include employment with an Associated Company.
     7. Limited Transferability of Awards. Except as may otherwise be permitted by the Program or the Plan or authorized in accordance with the terms of the Program or the Plan, an Award may be transferred by the Participant (1) by will, (2) the laws of descent and distribution or (3) pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing, an Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt so to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of an Award, such Award and all rights thereunder shall immediately become null and void.
     8. Withholding Taxes.
     (a) As a condition precedent to the delivery to the Participant of any shares subject to an Award, the Participant shall pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. The Company, in its discretion, may either withhold from the shares otherwise to be delivered to the Participant pursuant to the Award, a number of whole shares having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, or deduct any Required Tax Payments from any other amount then or thereafter payable by the Company to the Participant.
     (b) The Committee, in its sole discretion, may permit a Participant to satisfy his or her obligation to advance the Required Tax Payments by either of the following means: (1) a cash payment to the Company in an amount equal to the Required Tax Payments or (2) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock, for which the Participant has good title, free and clear of all liens and encumbrances, having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments. Shares to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Participant.
     9. Adjustment. The number and class of securities subject to an Award shall be subject to adjustment as provided in Section 1.6 of the Plan. If any such adjustment would result in a fractional security being subject to such Award, the Company shall pay the Participant upon the vesting of the Award an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the Fair Market Value of such security on the vesting date. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.
     10. Compliance with Applicable Law. Each Award is subject to the condition that if the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, such Award may not be settled, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company shall use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.
     11. Agreement Subject to the Plan. Each Agreement, and the Award thereby granted, are subject to the provisions of the Plan, including, without limitation, Sections 1.11 and 11.3 of the Plan, and shall be interpreted in accordance therewith.
     12. Change in Control. Except with respect to Restricted Stock Unit Awards granted on or after May 12, 2008, notwithstanding any provision in the Plan or any Agreement, in the event of a Change in Control, all outstanding Awards shall immediately become vested in full.
     13. Miscellaneous Provisions.
     (a) Successors. This Program shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of a Participant, acquire any rights under such Participant’s Agreement in accordance with such Agreement, this Program or the Plan.
     (b) Notices. All notices, requests or other communications provided for in an Agreement shall be made, if to the Company, to Wm. Wrigley Jr. Company, 410 North Michigan Avenue, Chicago, Illinois 60611, Attention: Secretary, and if to the Participant, to the address for such Participant set forth in the records of the Company. All notices, requests or other communications provided for in an Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile transmission with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if sent by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
     (c) Governing Law. Each Agreement (including this Program) and all determinations made and actions taken pursuant thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.